UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2012

CHENIERE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-33366	20-5913059
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Investors’ and Registration Rights Agreement

On July 31, 2012, Cheniere Energy, Inc. (“Cheniere”), Cheniere Energy Partners, L.P. (the “Partnership”), Cheniere Energy Partners GP, LLC, the general partner of the Partnership (the “General Partner”), Cheniere Class B Units Holdings, LLC, a wholly owned subsidiary of Cheniere (“CBUH”), and Blackstone CQP Holdco LP (the “Purchaser”) entered into an Investors’ and Registration Rights Agreement (the “Investors’ Agreement”) in connection with the initial funding (the “Initial Funding”) that occurred on such date under that certain Unit Purchase Agreement, dated as of May 14, 2012, as amended (the “Blackstone Unit Purchase Agreement”), by and among Cheniere, the Partnership and the Purchaser. Pursuant to the Investors’ Agreement, the Partnership has agreed to register for resale on a shelf registration statement the common units representing limited partner interests in the Partnership (the “Common Units”) that are held by the Purchaser, any co-investors and any affiliates of Cheniere (each a “Participating Investor”) received upon conversion of the Class B Units of the Partnership.

Under the Investors’ Agreement, each of the Purchaser and Cheniere and its affiliates have agreed not to transfer their Class B Units and Common Units received upon conversion thereof for two years after the Initial Funding. In addition, during the Investor Approval Period (as defined below), Cheniere has agreed not to transfer the equity of the General Partner or any entity providing services to the Partnership except to a person acquiring all such equity interests.

The Investors’ Agreement also provides the Purchaser with the right to have a director nominee appointed to Cheniere’s board of directors during the period from the Initial Funding until the Purchaser and other co-investors own less than (a) 20% of the outstanding common units, subordinated units and Class B Units of the Partnership, and (b) 50,000,000 Class B Units of the Partnership (the “Investor Approval Period”). In addition, before transferring any assets relating to the liquefaction or regasification of natural gas to a newly formed master limited partnership during the Investor Approval Period, Cheniere is first required to offer such assets for sale to the Partnership.

The foregoing description of the Investors’ Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Second Amended and Restated Terminal Use Agreement

On July 31, 2012, Cheniere Energy Investments, LLC, a wholly owned subsidiary of the Partnership (“Cheniere Investments”), assigned to Sabine Pass Liquefaction, LLC, a wholly owned subsidiary of the Partnership (“SPL”), all of its rights, title and interest in and to the Amended and Restated Terminal Use Agreement, dated as of November 9, 2006, as amended, with Sabine Pass LNG, L.P. (“SPLNG”). SPL and SPLNG subsequently entered into a Second Amended and Restated Terminal Use Agreement (the “Amended TUA”) to provide berthing for liquefied natural gas (“LNG”) vessels and for the unloading, storage and regasification of LNG at the Sabine Pass LNG receiving terminal. SPLNG has no obligation to provide SPL with certain services such as (i) harbor, mooring and escort services for LNG vessels, including the provision of tugboats, (ii) the transportation of natural gas downstream from the SPLNG receiving terminal or the construction of any pipelines to provide such transportation or (iii) the marketing of natural gas. In connection with the assignment, Cheniere Investments and SPL entered into a terminal use rights assignment and agreement pursuant to which Cheniere Investments has the right to use services available to SPL under the Amended TUA and has the obligation to make the monthly payments to SPLNG as required by the Amended TUA.

Under the Amended TUA, SPL has reserved 781,830,000 million British thermal units (“MMBtu”) of annual LNG delivery or receipt capacity, which is equivalent to approximately 2.0 billion cubic feet per day of regasification capacity assuming an energy content of 1.05 MMBtu per thousand cubic feet and retainage of 2%. The term of the Amended TUA is twenty years from the commercial start date under the TUA, with up to eight additional five year extensions.

SPL is required to pay SPLNG a fixed monthly fee for capacity that is comprised of: (i) a reservation fee of $0.28 per MMBtu times 1/12 of the maximum LNG transfer quantity; (ii) an operating fee of $0.04 per MMBtu times 1/12 of the maximum LNG transfer quantity, which operating fee is adjusted annually for changes in the U.S. Consumer Price Index (All Urban Consumers); and (iii) certain other taxes and regulatory costs. Each month, SPLNG is entitled to receive a “retainage” equal to 2% of the LNG delivered for SPL’s account.

If any governmental authority (i) imposes any taxes on SPLNG (excluding taxes on revenue or income) with respect to the services provided under the Amended TUA, or the SPLNG receiving terminal or (ii) enacts any safety- or security- related regulation which materially increases SPLNG’s costs in relation to the services provided at the SPLNG receiving terminal, SPL will bear such taxes or increased regulatory costs at a rate proportional to its percentage of the right to use of the Sabine Pass LNG receiving terminal’s total capacity.

Both SPLNG and SPL may assign their respective interests under the Amended TUA to affiliates, and, as permitted by the Amended TUA, SPLNG has pledged its interest under the Amended TUA to secure its obligations under senior secured notes issued by SPLNG. In addition, SPL may make a partial assignment of its right to services under the Amended TUA (but not its rights to excess capacity described below) to non-affiliates provided that (i) the assignee agrees to be bound by the Amended TUA, (ii) SPL continues to be liable for all payments due under the Amended TUA, and (iii) SPL and the assignee designate a representative and jointly exercise all rights under the Amended TUA.

An assignment under the Amended TUA will terminate SPL’s obligations only if (i) the assignment constitutes all of SPL’s rights and obligations, (ii) the assignee agrees to assume all obligations of the assignor from inception of the Amended TUA, and (iii) the assignee demonstrates creditworthiness at the time of the assignment that is reasonably acceptable to SPLNG (and including credit standards that will be deemed acceptable).

SPL may terminate the Amended TUA if SPLNG has declared force majeure with respect to a period that has extended, or is projected to extend, for 18 months, or for reasons not excused by force majeure or SPL’s actions, if SPLNG:

•	fails to deliver at least 201,972,750 MMBtu of SPL’s total natural gas nominations in a 12-month period;

•	fails entirely to deliver or receive at least 17 cargoes nominated by SPL over a period of 90 consecutive days; or

•	fails to load or unload 53 cargoes or more scheduled for delivery by SPL for a 12-month period.

SPLNG may terminate the Amended TUA if SPL commences bankruptcy, reorganization or liquidation proceedings, or has such proceedings commenced against it.

Either party may terminate the Amended TUA with 30 days written notice if (i) a party has failed to pay when due an amount owed that causes its cumulative delinquency to exceed three times the monthly capacity reservation fee, (ii) the cumulative delinquency has not been paid within 60 days of such notice and (iii) the other party has subsequently given 30 days’ written notice to terminate the Amended TUA.

Any services at the Sabine Pass LNG receiving terminal that SPLNG is not contractually obligated to make available to any other customer and any services that any other customer elects not to use may be used exclusively by SPL without any additional charge or fee except for 2% retainage and port charges in respect of vessels entering or leaving the Sabine Pass LNG receiving terminal.

The Amended TUA provides that, at SPL’s request, SPLNG must construct a sixth LNG storage tank with a working capacity of approximately 160,000 cubic meters of LNG for the benefit of SPL as soon as possible but not later than four years after notification from SPL. SPLNG’s obligation to construct the additional LNG storage tank will be subject to its (i) receipt of all Federal Energy Regulatory Commission and other required governmental permits and approvals and (ii) obtaining financing that it considers reasonably acceptable in form and content.

The foregoing description of the Amended TUA does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.2 to this report and incorporated herein by reference.

Amended TUA Guarantee Agreement

Pursuant to a Guarantee Agreement, dated July 31, 2012 (the “Guarantee Agreement”), 100% of SPL’s obligations during the initial 20-year term of the Amended TUA are supported by an irrevocable guaranty by the Partnership in favor of SPLNG.

The foregoing description of the Guarantee Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.3 to this report and incorporated herein by reference.

Credit Agreement

On July 31, 2012, SPL entered into the Credit Agreement and Common Terms Agreement, each as defined and described below under Item 2.03, which descriptions are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Credit Agreement and Common Terms Agreement

On July 31, 2012, SPL closed a $3.6 billion senior secured credit facility (“Credit Facility”) and entered into a Credit Agreement (Term Loan A) with Société Générale, as the Term Loan A administrative agent (the “Agent”) and the common security trustee (the “Trustee”), and the lenders from time to time party thereto (the “Credit Agreement”) and a Common Terms Agreement with the representatives and agents parties thereto from time to time and the Trustee (the “Common Terms Agreement”). The Credit Facility will be used to fund a portion of the costs of developing, constructing and placing into operation two LNG trains at the liquefaction facilities adjacent to the Sabine Pass LNG terminal in Cameron Parish, Louisiana, with a nominal production capacity each of at least 182.5 million MMBtu per year, and facilities and services incidental thereto (the “Project”).

Conditions Precedent to Initial Advance

The initial advance under the Credit Facility must be made on or before December 31, 2012. The conditions precedent to the initial advance under the Credit Facility include, among others, SPL’s receipt of equity or subordinated debt proceeds totaling at least $890 million and the Department of Energy/Office of Fossil Energy having issued the “finding of no significant impact” as required by the May 20, 2011 Opinion and Order of the Department of Energy/Office of Fossil Energy Conditionally Granting Long Term Authorization to Export Liquefied Natural Gas from Sabine Pass LNG Terminal to Non-Free Trade Agreement Nations. The initial advance under the Credit Facility may not exceed $100 million.

Conditions Precedent to Additional Advances

The second advance under the Credit Facility will not be made until SPL has received an aggregate of at least $1.89 billion of equity or subordinated debt proceeds, and has expended at least $1.79 billion of such funds in payment of Project costs. In addition, the second advance will not be made until Cheniere’s convertible senior unsecured notes due August 2012 and SPLNG’s senior secured notes due November 2013 have each been fully repaid, refinanced or cash collateralized, and Cheniere Creole Trail Pipeline, L.P. has received equity or debt commitments sufficient to fund the pipeline modifications necessary to provide sufficient gas supply for the Project. Advances under the Credit Facility are also subject to customary conditions precedent, including the absence of defaults, bring-down of certain representations and warranties, effectiveness of governmental approvals, certifications as to construction progress and evidence of funding adequate to complete the Project. The amount of each advance requested under the Credit Facility may not exceed the difference between the Project costs expected to be incurred within the 60 days following the requested advance and the amount of funds then on hand in the Project’s construction reserve account.

Interest and Fees

Loans under the Credit Facility (the “Loans”) will bear interest, at SPL’s election, at a variable rate per annum equal to LIBOR or the base rate (determined by reference to the Agent’s prime rate), plus the applicable margin. The applicable margins for LIBOR Loans prior to, and after, the Project completion date are 3.50% and 3.75%, respectively, and the applicable margins for base rate Loans prior to, and after, the Project completion date are 2.50% and 2.75%, respectively. Interest on LIBOR Loans is due and payable at the end of each LIBOR period, and interest on base rate Loans is due and payable at the end of each calendar quarter.

The Credit Facility requires SPL to pay certain up front fees to the agents and lenders in the aggregate amount of approximately $178 million and provides for a commitment fee calculated at a rate per annum equal to 40% of the applicable margin for LIBOR Loans, multiplied by the average daily amount of the undrawn commitment. Annual administrative fees must also be paid to the Agent and the Trustee.

Repayments

The Credit Facility will mature on the earlier of July 31, 2019 or the second anniversary of the Project completion date. Loans under the Credit Facility may be refinanced, in whole or in part, at any time without premium or penalty, except for interest hedging and interest rate breakage costs. The principal of Loans made under the Credit Facility must be repaid in quarterly installments, commencing with the first calendar quarter ending at least three months following the Project completion date. Scheduled amortization will be based upon an 18-year amortization, with a balloon payment due upon the maturity of the Credit Facility. The Credit Facility provides for mandatory repayments under customary circumstances, including mandatory repayments with the proceeds of asset sales that are not used to purchase replacement assets, and mandatory repayments with the proceeds of certain settlements and insurance payments and condemnation awards that are not used to restore the Project.

Covenants

The Credit Facility contains affirmative and negative covenants, subject to exceptions, including customary covenants that restrict SPL’s ability to incur additional indebtedness or liens, engage in asset sales, enter into hedging arrangements, modify or enter into certain material agreements related to the Project and engage in transactions with affiliates. The Credit Facility also includes covenants that:

•	require SPL to maintain interest rate protection agreements with respect to at least 75% of its senior secured debt;

•	restrict SPL’s ability to enter into certain change orders under the engineering, procurement and construction (“EPC”) contract entered into with Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”);

•	restrict SPL’s ability to enter into gas purchase contracts with firm receipt obligations for gas volumes in excess of the amount required to meet its obligations under its LNG sales contracts;

•

restrict SPL’s ability to make equity distributions prior to the Project completion date, and require that certain criteria be satisfied in order to make equity distributions after the Project completion date, including achieving a debt service coverage ratio of at least 1.25x for the most recent measurement period preceding such distribution; and

•

require that commencing with the first calendar quarter ending at least three months after the Project completion date, SPL must maintain a minimum debt service coverage ratio of at least 1.15x, provided that if SPL’s debt service coverage ratio as of the end of any such quarter is less than 1.15x but greater than 1.00x, SPL may cure the deficiency by obtaining additional cash in the form of equity or subordinated indebtedness although such right may not be exercised for more than two consecutive quarters or more than four times over the term of the Credit Facility.

Additional Indebtedness

SPL may incur additional senior secured or unsecured indebtedness of up to $400 million which is used solely for working capital purposes, including the issuance of letters of credit. SPL may also incur additional indebtedness to refinance or replace existing indebtedness, so long as SPL’s debt to equity ratio after giving effect to such replacement debt would not exceed 65:35, the specified projected debt service coverage ratios are satisfied and SPL receives confirmation from the rating agencies that the incurrence of such replacement debt would not cause the rating agencies to downgrade their ratings of the Loans. Any such permitted working capital debt or replacement debt that is secured will share pari passu in all collateral that secures the Loans.

The Credit Facility does not allow SPL to incur additional indebtedness in connection with the development of additional liquefaction trains unless SPL has obtained the consent of all Lenders.

Events of Default

The Credit Facility includes customary events of default which are subject to customary grace periods and materiality standards, including, among others:

•	nonpayment of any amounts payable under the Credit Facility when due;

•	any representation or warranty made in connection with the Credit Facility being incorrect in any material respect when made or deemed made;

•	cross-acceleration to other indebtedness of SPL and to indebtedness of SPLNG in excess of $25 million;

•	certain defaults or other impairments of material agreements relating to the Project;

•	the failure of the Partnership to hold or control, directly or indirectly, at least 67% (or, following the Project completion date, more than 50%) of the ownership interests in SPL;

•

the Partnership permits the Purchaser or its assignees to transfer their Class B Units in the Partnership in violation of the Investors’ Agreement or consents to the modification of certain transfer restrictions set forth in such agreement;

•	after the second advance under the Credit Facility, the impairment of governmental approvals relating to the Project that could reasonably be expected to have a material adverse effect; and

•

SPL’s failure to complete the Project within the specified time frame, or the date of first commercial delivery under SPL’s LNG sales contracts with BG Gulf Coast LNG, LLC and Gas Natural Aprovisionamientos SDG S.A. fails to occur before the specified deadlines.

Collateral

The Loans, along with all of SPL’s obligations under the interest rate protection agreements entered into in connection with the Loans (collectively, the “Secured Obligations”) are secured by a first priority lien (subject to customary permitted encumbrances) in substantially all of the assets of SPL, other than certain assets that will be conveyed to SPLNG at a later date. In addition, the Secured Obligations are secured by a pledge of all of the membership interests in SPL, along with a collateral assignment and pledge of all of the Partnership’s rights under the Blackstone Unit Purchase Agreement and the guaranty related thereto. SPL is also required to establish and maintain certain deposit accounts which are subject to the control of the Trustee. The Loan proceeds and other receipts will be deposited into these accounts, and they will hold the various reserve accounts required by the Credit

Facility. The liens securing the Secured Obligations are evidenced by customary mortgage and other security documents. The liens securing the Loans and the other pari passu secured indebtedness permitted under the Credit Facility are subject to customary intercreditor arrangements.

The foregoing descriptions of the Credit Agreement and the Common Terms Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, which are filed as Exhibits 10.4 and 10.5, respectively, to this report and incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

On July 31, 2012, CBUH acquired 22,222,223 Class B Units from the Partnership for consideration of $333.3 million pursuant to that certain Unit Purchase Agreement, dated May 14, 2012, by and between CBUH (as successor-in-interest to Cheniere LNG Terminals, Inc.) and the Partnership.

The issuance of the Class B Units to CBUH was made in reliance on an exemption from registration requirement of the Securities Act of 1933 pursuant to Section 4(2) and Regulation D thereof.

Item 8.01	Other Events.

On July 31, 2012, the Partnership issued a press release announcing the closing of the Credit Facility and the purchase by CBUH of the remaining $333 million of Class B Units from the Partnership. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Information included on the Partnership’s website is not incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

d)	Exhibits

Exhibit Number	Description

10.1+	Investors’ and Registration Rights Agreement, dated as of July 31, 2012, by and among Cheniere Energy, Inc., Cheniere Energy Partners, L.P., Cheniere Energy Partners GP, LLC, Cheniere Class B Units Holdings, LLC, Blackstone CQP Holdco LP and the other investors party thereto from time to time

10.2*	Second Amended and Restated Terminal Use Agreement, dated as of July 31, 2012, between Sabine Pass LNG, L.P. and Sabine Pass Liquefaction, LLC (incorporated by reference to Exhibit 10.1 to Sabine Pass LNG, L.P.’s Current Report on Form 8-K (SEC File No. 333-138916), filed on August 6, 2012)

10.3*	Guarantee Agreement, dated as of July 31, 2012, by Cheniere Energy Partners, L.P. in favor of Sabine Pass LNG, L.P. (incorporated by reference to Exhibit 10.2 to Sabine Pass LNG, L.P.’s Current Report on Form 8-K (SEC File No. 333-138916), filed on August 6, 2012)

10.4+	Credit Agreement (Term Loan A), dated as of July 31, 2012, among Sabine Pass Liquefaction, LLC, Société Générale, as Term Loan A Administrative Agent and Common Security Trustee, and the lenders party thereto from time to time

10.5+	Common Terms Agreement, dated as of July 31, 2012, among Sabine Pass Liquefaction, LLC, the Secured Debt Holder Group Representatives, the Secured Hedge Representatives, the Secured Gas Hedge Representatives, the Intercreditor Agent and Société Générale, as Common Security Trustee

99.1+	Press Release, dated July 31, 2012, regarding project financing closing and Cheniere purchase of Class B Units

*	Incorporated by reference herein
+	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS, L.P.

	By:	Cheniere Energy Partners GP, LLC, its general partner

Date: August 6, 2012	By:	/s/ Meg A. Gentle
		Name:	Meg A. Gentle
		Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1+	Investors’ and Registration Rights Agreement, dated as of July 31, 2012, by and among Cheniere Energy, Inc., Cheniere Energy Partners, L.P., Cheniere Energy Partners GP, LLC, Cheniere Class B Units Holdings, LLC, Blackstone CQP Holdco LP and the other investors party thereto from time to time

10.2*	Second Amended and Restated Terminal Use Agreement, dated as of July 31, 2012, between Sabine Pass LNG, L.P. and Sabine Pass Liquefaction, LLC (incorporated by reference to Exhibit 10.1 to Sabine Pass LNG, L.P.’s Current Report on Form 8-K (SEC File No. 333-138916), filed on August 6, 2012)

10.3*	Guarantee Agreement, dated as of July 31, 2012, by Cheniere Energy Partners, L.P. in favor of Sabine Pass LNG, L.P. (incorporated by reference to Exhibit 10.2 to Sabine Pass LNG, L.P.’s Current Report on Form 8-K (SEC File No. 333-138916), filed on August 6, 2012)

10.4+	Credit Agreement (Term Loan A), dated as of July 31, 2012, among Sabine Pass Liquefaction, LLC, Société Générale, as Term Loan A Administrative Agent and Common Security Trustee, and the lenders party thereto from time to time

10.5+	Common Terms Agreement, dated as of July 31, 2012, among Sabine Pass Liquefaction, LLC, the Secured Debt Holder Group Representatives, the Secured Hedge Representatives, the Secured Gas Hedge Representatives, the Intercreditor Agent and Société Générale, as Common Security Trustee

99.1+	Press Release, dated July 31, 2012, regarding project financing closing and Cheniere purchase of Class B Units

*	Incorporated by reference herein
+	Filed herewith